UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2023

Airbnb, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39778	26-3051428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Brannan Street

San Francisco, California 94103

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 510-4027

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ABNB	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2023, the Board of Directors (the “Board”) of Airbnb, Inc. (the “Company”) appointed James Manyika to serve as a Class III director on the Board and as a member and, in place of Angela Ahrendts, as the Chair of the Stakeholder Committee of the Board (the “Stakeholder Committee”), in each case, effective as of September 7, 2023, to serve for an initial term expiring at the Company’s 2026 annual meeting of stockholders and until his successor has been elected and qualified or until his earlier death, resignation, disqualification or removal. In connection with Mr. Manyika’s appointment as Chair of the Stakeholder Committee in place of Ms. Ahrendts, Ms. Ahrendts will continue to serve as a member of the Stakeholder Committee.

As a non-employee director, Mr. Manyika will be compensated for his services in accordance with the Company’s Amended and Restated Non-Employee Director Compensation Policy (the “Non-Employee Director Compensation Policy”). Pursuant to the Non-Employee Director Compensation Policy, Mr. Manyika will receive annual cash compensation of $50,000 for his service as a member of the Board and annual cash compensation of $37,500 for his service as a member and the Chair of the Stakeholder Committee (each prorated based on the percentage of days in the quarter or year, as applicable, during which he serves in the position). Additionally, pursuant to the Non-Employee Director Compensation Policy, Mr. Manyika will receive (i) an initial award of restricted stock units equaling $300,000 multiplied by a fraction, the numerator of which is the number of days from and including his appointment until May 25, 2024, and the denominator of which is 365, which will vest in full on May 25, 2024, subject to continued service on the Board through the vesting date, and (ii) an annual award of restricted stock units granted on each May 25th equaling $300,000 divided by the closing price of the Company’s Class A common stock on the grant date, which will vest in full on the first anniversary of the grant date, subject to continued service on the Board through the vesting date. In addition, Mr. Manyika may elect to receive his annual cash compensation in the form of restricted stock units. In the event of a change in control (as defined in the Company’s 2020 Incentive Award Plan), all equity awards held by Mr. Manyika will accelerate in full.

There are no arrangements or understandings between Mr. Manyika, on the one hand, and any other persons, on the other hand, pursuant to which Mr. Manyika was selected as a director of the Company. Mr. Manyika is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Manyika is expected to enter into the Company’s standard form indemnification agreement in the form filed as Exhibit 10.25 to the Company’s Registration Statement on Form S-1 (File No. 333-250118) filed with the Securities and Exchange Commission on November 16, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRBNB, INC.

Date: September 11, 2023	By:	/s/ Dave Stephenson
Dave Stephenson
Chief Financial Officer